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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:  617-673-8000

MEDIA CONTACT:
Ilene Hoffer:      617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                         FIRST QUARTER FINANCIAL RESULTS
                    Revenue up 19%; Net Income Increases 22%

BOSTON, MA - (April 24, 2003) - Bright Horizons Family Solutions, Inc. (Nasdaq:
BFAM) today announced financial results for the first quarter ended March 31, 2003.

Earnings per diluted share of $0.35 in the quarter ended March 31, 2003 increased 21% from $0.29 per diluted share for the quarter ended March 31, 2002. Revenue for the first quarter increased 19% to $112.4 million from $94.5 million for the same quarter last year. Net income for the first quarter of 2003 increased 22% to $4.5 million from $3.7 million in the first quarter of 2002.

"We are very pleased with this quarter's results and are proud of our continued track record of strong performance," said David Lissy, Chief Executive Officer. "We delivered solid first quarter results in three key financial and operational areas - revenue growth, center margin improvement and EPS growth."

The company added 15 new centers to its network in the first quarter of 2003. These include 11 centers in the United States, three in the United Kingdom and one in Ireland. These additions span a wide range of clients and industries and include new centers for Georgia Tech University, Astra Zeneca, Mohegan Sun, Henry Ford Health System, Toyota Motor Manufacturing of Indiana, Christiana Care Health System and the LPGA Tour in the US, along with Microsoft at Thames Valley Park in the UK. The Company also closed four centers, ending the quarter with 476 centers and the capacity to serve approximately 55,200 children.

"It has been very gratifying to see our entire team rally together to continue to grow our organization and enhance the quality of our services, despite the challenging conditions of a continued soft economy and uncertain world events," added Lissy. "I am extremely proud of our more than 14,000 employees who are committed to providing high-quality child care and early education to the children and families we serve around the world."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm EDT. The public is invited to listen to the conference call by dialing 973-582-2706.

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Replays of the entire call will be available through Friday, May 2, 2003 at
973-341-3080, PIN# 3850808. The conference call will also be webcast, and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 475 child care and early education centers in the United States, Europe, Canada and the Pacific Rim. Bright Horizons serves more than 400 clients, including 84 FORTUNE 500 companies and 54 of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

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                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)



                                                                Three months ended
                                                  -----------------------------------------------
                                                       3/31/2003                  3/31/2002
                                                  ---------------------     ---------------------
Revenue                                           $ 112,407      100.0%     $ 94,476       100.0%

Cost of services                                     95,299       84.8%       80,307        85.0%
                                                  ---------      -----      --------       -----
Gross profit                                         17,108       15.2%       14,169        15.0%

Selling, general and administrative expenses          9,224        8.2%        7,648         8.1%
Amortization                                            128        0.1%          109         0.1%
                                                  ---------      -----      --------       -----

Income from operations                                7,756        6.9%        6,412         6.8%

Net interest income                                      38        0.0%           23         0.0%
                                                  ---------      -----      --------       -----

Income before income taxes                            7,794        6.9%        6,435         6.8%

Income tax provision                                 (3,266)      -2.9%       (2,717)       -2.9%
                                                  ---------      -----      --------       -----

Net income                                        $   4,528        4.0%     $  3,718         3.9%
                                                  =========      =====      ========       =====

PER SHARE DATA:
Net income per share - basic                      $    0.36                 $   0.30
                                                  =========                 ========
Weighted average number of common
 shares outstanding                                  12,451                   12,298
                                                  =========                 ========

Net income per share - diluted                    $    0.35                 $   0.29
                                                  =========                 ========
Weighted average number of common
and common equivalent shares                         13,012                   12,978
                                                  =========                 ========

SUPPLEMENTAL INFORMATION:
Earning before interest, taxes,
     depreciation and amortization (EBITDA)*      $  10,374                 $  8,633

Reconciliation of net income to EBITDA:
Net income, as reported                           $   4,528                 $  3,718
Add back income tax provision                         3,266                    2,717
Less net interest income                                (38)                     (23)
                                                  ---------                 --------
Income from operations                                7,756                    6,412
Add back depreciation                                 2,490                    2,112
Add back amortization                                   128                      109
                                                  ---------                 --------
Earning before interest, taxes,
     depreciation and amortization (EBITDA)       $  10,374                 $  8,633

* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.